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                                                                  EXHIBIT 10.16



                       CONTRACT FOR NETWORK MANAGER SERVICES

                                      BETWEEN

              THE CONSOLIDATED CITY OF INDIANAPOLIS AND MARION COUNTY

                                        AND

                       CITY-COUNTY INTERACTIVE, L.L.C. (CCI)

     This Contract is between the Consolidated City of Indianapolis and Marion County ("City/County"), by and through the Enhanced Access Board of Marion County ("EAB"), and City-County Interactive, L.L.C. ("CCI"), a wholly-owned subsidiary of Indian@ Interactive ("I@I"), an Indiana corporation.

     WHEREAS, The Enhanced Access Board of Marion County was created under the REVISED CODE OF THE CONSOLIDATED CITY AND COUNTY, SEC. 285-303, to oversee enhanced access to city/county information and transactions.

     WHEREAS, On September 16, 1997, the EAB and CCI entered into a Memorandum of Understanding ("MOU") to provide enhanced access to city/county information and transactions.

     WHEREAS, The EAB and City/County desire to extend the provisions of the MOU and enter into a longer term contract with CCI to serve as Network Manager to establish, develop, operate, maintain, and expand an Internet website, hereinafter referred to as the "Network" or "CivicNet," for the purpose of providing increased electronic access to public and other useful and relevant information and electronic transactions with City/County.

     NOW THEREFORE, the parties agree as follows:

1.   PURPOSE OF THE INFORMATION NETWORK.

     The purpose of the Network and this Contract may be summarized as follows:

     a. To create and provide a significant and aggressively promoted public service to the citizens and businesses of the City of Indianapolis and Marion County by (1) increasing accessibility to public information and other useful information and services through electronic means, (2) promoting economic development by increasing ease of access to public information and other useful information, and by promoting the sharing of that information through electronic transactions and (3) promoting interaction electronically between citizens and government for the convenience of the citizenry and the efficiency of the government.

     b. To provide such public service through private capital, marketing and management.

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2.   TERM OF CONTRACT.

     The term "Contract" as used in this document shall mean the initial term, together with any renewal term(s) which may be approved.

     This Contract shall be for a term of five (5) years, commencing 12:00 am January 1, 1998, and expiring at 11:59 p.m., December 31, 2002, unless earlier terminated according to the terms of this Agreement. At the option of the City/County, the Contract may be renewed for up to two (2) additional three (3) year terms. By December 31, 2001, and by December 31 of the next to last year of each successive term, the City/County will inform CCI of City/County's decision on whether or not to extend the contract period.

     CCI will be responsible during the term of this Contract for procurement, installation, maintenance and testing, and production operation of Network hardware and software, which shall either be owned by CCI or licensed to CCI or I@I by third-party vendors.

     I@I's initial contribution of intellectual property to CCI for the CivicNet service under this Agreement is valued at $1,000,000.00. For purposes of this Agreement, such amount shall be amortized over the initial five (5) year term of this Agreement at a rate of twenty per cent (20%) per year. Upon expiration of the initial five (5) year term of this Agreement, City/County shall be entitled to a perpetual for-use-only software license with the right to modify, along with application software documentation and source code, for no additional compensation to CCI. The latest version of documentation and source code will be maintained in escrow by CCI, to the benefit of the City/County, throughout the life of this Agreement.

     In the event this Agreement is terminated prior to the completion of the initial five (5) year term, City/County shall be entitled to a perpetual for-use-only software license with the right to modify, along with application software documentation and source code upon payment of the amortized balance of the value of the initial contributed intellectual property.

     Prior to the termination of this contract, either upon expiration of the initial term or any applicable renewal term, or upon early termination, as provided by this Agreement, CCI covenants to City/County to make an orderly transition of CivicNet and to perform any and all tasks in good faith which are necessary to preserve the integrity of CivicNet operations. CCI shall make every reasonable effort to ensure that any such transition shall be performed in a professional and business like manner, and shall comply with the reasonable requests of the City/County, the EAB, and successive network managers, if any, to guarantee a successful, unhindered transfer in accordance with this Agreement. Additionally, City/County may exercise provisions concerning continuation of operations during transition period as set forth in Section 27 of this Agreement.

3.   AMENDMENT OF CONTRACT.

     No waiver or modification of this Agreement or of any covenant, condition, or limitation herein contained shall be valid unless in writing and executed by all the parties hereto. The

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parties further agree that the provisions of this paragraph may not be waived except as herein set forth.

4.   RELATIONSHIP OF PARTIES.

     Notwithstanding any other provisions contained herein, it is expressly agreed that CCI is an independent contractor in the performance of each and every part of this Contract. As such, CCI is solely liable for all labor and expenses in furtherance of such performance and for any and all damages which may be occasioned on account of its performance hereunder.

     CCI may become an agent of City/County only by the expressed written consent of City/County.

     CCI understands the role of the City/County's designated agent, EAB in the policy making process and agrees to be responsive to policy decisions of the EAB.

     CCI will not pledge any assets of the City/County or the city/county EAB in its care, custody or control, or cause any type of lien to attach to such, except with the express written permission of the City/County or EAB.

     It is expressly agreed that CCI and any subcontractors and agents, officers, and employees of CCI or any subcontractors in the performance of this Contract shall act in an independent capacity and not as officers or employees of City/County. It is further expressly agreed that this Contract shall not be construed as a partnership or joint venture between the contractor or any subcontractor and City/County. CCI shall have no authority to bind City/County for the performance of any contract or otherwise obligate City/County, except as specifically set forth in this Agreement.

5.   HARDWARE AND SOFTWARE AGREEMENTS.

     CCI will provide hardware, and provide or develop software as enumerated in the I@I Proposal, and such other hardware and software as may be necessary to make the Network interfaces on the Web operational. City/County shall be responsible for all City/County hardware, software, data and operations.

     All Network trademarks, trade names, logos and other Network identifiers (e.g. CivicNet), Internet uniform resource locators, Internet addresses, and e-mail addresses obtained or developed pursuant to this Contract shall be the property of the City/County. CCI is hereby granted a full license to the same for the duration of this Contract and any extensions thereof.

6.   CONNECTIONS WITH CITY/COUNTY AND DPE OFFICES.

     Costs associated with and maintenance of communication links from City/County facilities to CCI facilities for Network purposes, including but not limited to leased circuits from telephone or cable companies, shall be paid as expenses by CCI, with the exception of installation charges, which shall be borne by City/County.

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7.   INFORMATION NETWORK SERVICE.

     a. On behalf of City/County, CCI shall negotiate with and obtain written contracts ("interagency agreements") from each separate data-providing entity (typically a city or county agency), ("DPE") from which electronic access is desired. The rights and responsibilities of CCI, City/County, and each respective DPE shall be governed by the terms and conditions of each interagency agreement. All contracts with DPEs shall be subject to the approval of and review by the EAB.

     b. All third party subscribers to the Network will be required to execute a contract for services.

     c. CCI shall be responsible for billing and collecting all fees due and payable from subscribers.

8.   REGULATION OF RATES.

     A Pricing Committee will be appointed by the EAB to review and recommend Network fees to the EAB. The Pricing Committee will convene as necessary or as requested by CCI to review Network fees. In order to offer Network services and enhancements as quickly as possible, the Pricing Committee will review and fees and make recommendations within 10 days of receipt.

     The EAB may on its own motion or upon request by CCI review and regulate any and all Network fees for services. CCI may at any time recommend changes in rates and fees to the City/County.

     All Network fees charged to Network users shall be subject to the final approval of the EAB.

9.   FINANCIAL MANAGEMENT.

     CCI shall operate in accordance with an annual management and budget
plan prepared and amended in consultation with the EAB.   The management and
budget plan shall be reviewed by the EAB and shall reflect the priorities for the Network established by CCI in consultation with the EAB. CCI shall ensure regular review by the EAB of progress made in relation to the management and budget plan.

     CCI shall establish one or more accounts in Indiana financial institutions which are federally insured for deposit of revenue from Network operations and shall furnish the EAB with the names of the institutions, the account numbers, and the names of those persons having signatory authority.

     The disbursement of funds received by CCI as a result of the operation of this Contract will be as follows:

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     a.   Any City/County statutory fees which are collected by the Network will be distributed to the appropriate City/County agency;

     b. Payment of all Network operating expenses, including charge-back expenses from the Marion County Information Services Agency, necessary for the development, operation, management and expansion of the Network;

     c. Transfer of funds, if any, to the EAB in accordance with Interagency Agreements between the EAB and respective entities; and

     d. Fee adjustments, if appropriate, will be made by the EAB, pursuant to recommendations by CCI. Should the business climate or network performance materially change for the worse and upon request by CCI, EAB shall conduct a review to determine whether the fees should increase.

10.  FINANCE INFORMATION AND RECORDS.

     All CCI documents and records pertaining to operation of the Network will be available for inspection, auditing, and copying by the City/County, the EAB, or other authorized representatives designated by the City/County, at any reasonable time. Monthly income statements and balance sheets for the Network will be provided to the EAB by CCI.

     CCI also agrees to comply with any recommendations made in any audit, unless CCI and the EAB otherwise mutually agree. Any such audit will be performed by a competent and reputable CPA licensed in Indiana.

     To the extent an audit report discloses any discrepancies in the CCI charges, billings, or financial records, and following a period for review and verification of the amount by CCI, CCI will adjust the monthly bill as soon as reasonably possible, but not to exceed 90 days. CCI shall cooperate to assure that verification is completed in a timely manner.

     The accounting system is to include a numbered chart of accounts, books of original entry of all transactions, appropriate subsidiary ledgers, a general ledger which includes to-date postings and an audit trail through financial statements. Such books may either be maintained on paper or on computer with appropriate backup. CCI shall from the beginning of this Contract adopt the calendar year ending December 31, for reporting purposes.

11.  PERSONNEL PRACTICES.

     The hiring, recruitment, management, training, and firing of CCI employees will be the responsibility of CCI. The EAB's only involvement in the personnel affairs of CCI shall be limited to disclosure of the names and positions of officers and employees of CCI.

     All CCI employees with access to City/County data bases shall go through a criminal background check prior to hiring. City/County reserves the right to refuse access to City/County data bases to any CCI employees, agent or subcontractor who has been convicted of a felony.

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     No officer, employee, director, or member of CCI shall receive a salary, except as and for services performed by such officer, employee, or director or shareholder for CCI on behalf of the Network. This provision shall not apply to distribution of profits from CCI to I@I.

     CCI shall be responsible for all required employer costs attributable to its officers and employees, including but not limited to, workers' compensation premiums and deductible, unemployment compensation tax withholding contributions, tax withholding contributions, and similar items.

     CCI agrees that neither it nor any subcontractor approved by City/County and engaged by CCI to perform any activities which are the subject of this Agreement will discriminate against any employee or applicant for employment in the performance of this Agreement with respect to hiring, tenure, terms, conditions or privileges of employment, or any matter directly or indirectly related to such employment, because of race, sex, religion, color, national origin, ancestry, age, handicap, disabled veteran status and Vietnam-era veteran status. Breach of this provision may be regarded as a material breach of the Agreement.

12.  CHANGES IN INFORMATION NETWORK.

     Network operations and development shall be in accordance with the I@I Proposal, the MOU, and this Contract.

     A planned material change in Network operations cannot be made by CCI without the prior written consent of the City/County. A "material change" includes, but is not limited to, a change which is substantial and which increases response time to inquiries, adds to the complexity of Network use, diminishes services provided to users, or results in a comparable impact on operations noticeable by users.

     CCI will provide to the EAB at least thirty (30) days' prior written notice of a planned material change in Network operations.

     CCI shall timely provide to the EAB such other management reports as the EAB may reasonably request.

     The EAB may establish policies to guide and develop the expansion of the Network, including at the request of CCI.

13.  NOTICES.

     The City/County contact person shall be designated by the City/County in writing no later than upon the execution of this Contract. The CCI contact person shall be the Director of CCI or the Network General Manager of I@I. Each party may change its designation for notice following written notice to the other party to this Contract.

     Notices by the parties to one another shall be given in writing to the persons identified above or to such other persons as may be subsequently identified in a written notice. Such

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notices shall be effective on the date of receipt if sent by U. S.
first-class or restricted delivery mail, postpaid, or by any reputable overnight delivery service, prepaid.

14.  APPROPRIATE USE MESSAGES.

     Where appropriate within the website, the Network Manager shall display an appropriate use message to all Network subscribers on a screen prior to accessing the affected information. Each subscriber shall be required to verify compliance with said message terms. Upon subsequent log-ons, such message shall be displayed, without verification, only if prior verification is logged in the user file.

     The Network Manager shall provide DPEs the opportunity to include additional wording if determined necessary by the DPE. The appropriate use message may be approved by the EAB and updated to comply with any amendments to the law, or as required by the EAB.

15.  ACCESS BY DATA PROVIDING ENTITY.

     a. DPEs furnishing information for which Network fees are charged shall have terminal (read) access to the Network's computerized log of subscribers using that DPE's data and their security status, without access cost to the DPEs. The DPEs will be responsible for any cost of terminal(s) and the cost of a dial-up or lease line, or Internet access, whichever is used.

     b. Each respective DPE shall be able to sign on to the Network to audit the dissemination of its records. On-line audit capability must be available for the length of time specified by the data owning agencies after transaction processing. At a minimum, the Network shall retain the following data: name or username of subscriber, transaction date and time, type of inquiry and access keys. After the on-line retention period has expired, CCI shall, as specified between CCI and the DPEs, retain, destroy, or provide the record information to the DPEs without cost.

     c. CCI shall promptly notify affected DPEs and the EAB of unauthorized attempts to gain access to data which is restricted by the terms of the Interagency Agreement with the DPE. The notice shall contain detailed information to aid the affected DPE in examining the matter.

     d. Only information that is legally distributable will be included on the Network. The DPE will remain the legal custodian of any data placed on the Network. In accessing data on any DPE's host platform, the Network Manager will comply with the agency's security requirements or work with the DPE to improve security procedures, if such action is deemed appropriate.

16.  MARKETING.

     CCI will provide resources to market the network to customers and potential customers. CCI staff will aid in the development of new network services and the enhancement of existing network services in an attempt to meet customer needs. Training sessions will also be offered to customers where necessary.

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17.  HELP DESK.

     CCI will provide technical assistance on the use of the network to customers. Staff will be available during regular office hours through both a local and toll-free telephone number. Technical staff may be contacted outside of regular business hours through a telephone page.

     City/County shall designate a contact person in each appropriate DPE, who will be available to answer questions from CCI regarding the Network content or the interpretation of a record.

18.  INSURANCE AND BONDS.

     CCI shall provide the EAB written proof of the following provided by a qualified firm authorized/admitted to do business in Indiana:

     a. Proof of a general comprehensive liability insurance policy in the amount of at least $1,000,000.

     b. CCI shall maintain all workers' compensation insurance coverage as required by law.

     c. CCI shall maintain Employers' Liability Insurance - Coverage B, as required by law.

     d. CCI shall maintain a commercial automobile policy in the amount of at least $1,000,000, if any company vehicles are used.

     e. CCI shall maintain a fidelity bond in the amount of at least $100,000 per employee.

19.  TERMINATION OF CONTRACT.

     The EAB shall have the right to terminate this Contract for cause, subject to cure, by providing written notice of termination to CCI. Such notice shall specify the date and time, the specific provision of this Contract or "for cause" reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by CCI to avoid termination of the Contract. The City/County shall provide a period of up to sixty (60) days, unless otherwise specified in this Contract, for CCI to cure breaches and deficiencies of its performance obligations under this Contract.

     CCI shall have the right to terminate this Contract for cause, subject to cure, by providing written notice of termination to the EAB and City/County. Such notice shall specify the time, the specific provision of this Contract or "for cause" reason that gives rise to the termination, and shall specify reasonable appropriate action that can be taken by the City/County to avoid termination of the Contract. CCI shall provide a period of up to sixty (60) days, unless otherwise specified in this Contract, for the City/County to cure breaches and deficiencies of its performance obligations under this Contract.

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     The City/County may terminate this Contract at any time, and without cause, if directed to do so by statute.

20.  TERMINATION FOR CAUSE BY EAB OR CITY/COUNTY.

     For purposes of this Contract, the phrase "for cause" shall mean, but not be limited to:

     a. Any material breach or evasion by CCI of the terms or conditions of this Contract and its amendments, if any.

     b.   Substantial cessation of Network services.

     c. Fraud, misappropriation, embezzlement, malfeasance, significant misfeasance, or illegal conduct by CCI, its officers, directors, or members.

     d. Dissolution of CCI or forfeiture of its existence as a legal entity, unless the duties and responsibilities hereunder have been assigned to a related entity.

     e. Amendment of the EAB's enabling ordinance or an adverse judicial decision by a court of competent jurisdiction, either of which has the effect of rendering Network operations no longer feasible.

     f.   Material unresolved breach of an agreement with any City/County DPE.

     g. Intentional disclosure by CCI, or by its officers, employees or agents, of any information known by CCI to be confidential information.

     h.   Insolvency of I@I.

     i. The EAB or City/County may cancel this Contract to the extent funds or regulatory or statutory fees are no longer legally available for expenditures under this Contract.

     j. City/County represents, and CCI acknowledges, that City/County is a governmental agency and that City/County's obligation to provide compensation under this Agreement is contingent upon the appropriation for City/County of funds sufficient for such purposes by relevant governmental agencies or legislative authorities. If sufficient funds to provide such compensation are not appropriated for City/County, City/County may terminate this Agreement, and CCI shall be compensated for all services provided up to the date of termination. City/County agrees: (1) not to effect termination under this Paragraph 6 for the purpose of replacing the services with functionally equivalent services supplied by others; and (2) to use its best efforts to obtain funds to continue to meet its monetary obligations under this Agreement by taking all appropriate action to request the appropriation of such funds by the relevant governmental agencies or authorities.

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21.  TERMINATION FOR CAUSE BY CCI.

     CCI may cancel this Contract, upon notice to City/County and the EAB, in the event that (a) legislation materially alters the authority or duties of the EAB to the extent that operation of the Network, as currently envisioned, cannot be supported, or (b) the financial base upon which CivicNet relies for solvent network operations does not materialize or is removed in the future, or (c) any material breach or evasion by the EAB or City/County of the terms or conditions of this Contract and its amendments, if any.

22.  PATENT, COPYRIGHT, TRADEMARK, TRADE SECRET INDEMNITY.

     CCI warrants that its proposed operation of the Network does not and shall not infringe on the United States patent, copyright, trademark or trade secret right of any person or entity. The EAB shall be provided with prompt notice of any such claim of infringement and CCI shall have the exclusive right to defend or settle such claim at CCI's option. The EAB and City/County shall cooperate with CCI in its defense or settlement of such claim at no expense and no liability to either the EAB or City/County. CCI will be responsible for all expenses necessary to hold the City/County, the EAB, or its members, harmless from any claims arising from the subject of this section.

23.  LIABILITY.

     City/County, its agents, and employees shall not be legally responsible for Network problems due to resources or decisions lying wholly within CCI's authority under this agreement.

     CCI agrees for itself, its agents, employees, and assigns to hold harmless, indemnify and defend the EAB and City/County, its agents and employees from any actions arising out of CCI's gross negligence or material failure to perform under the terms of this Contract.

     CCI agrees to indemnify, defend, and hold harmless the City/County and EAB members, its officers, agents and employees, from and against any claim or liability arising from any negligent act or omission of CCI, its employees, agents or subcontractors, during the performance of this Contract.

24.  TEMPORARY FUNDS TRANSFER FROM CITY/COUNTY TO CCI

     As set forth in the MOU, CCI shall continue to devote its efforts entirely for at least the first fifteen months following the signing of this Contract to the development of additional transactions and services for which a fee will be justified, in order to work as expeditiously as possible toward establishing CivicNet as a network that is self-supporting financially. Thereafter, the EAB may authorize CCI to continue to devote its efforts entirely to additional transactions and services for which a fee is justified, or it may authorize CCI to begin also developing free-to-view content as Network resources may allow, in addition to fee transactions and services.

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     As an inducement to I@I to continue work on the Network despite
CivicNet's current insolvency, EAB or City/County will provide a monetary transfer to I@I in the amount of $9000.00 per month, on the first of each month or partial month, commencing with the signing of the MOU through August 1, 1998.

25.  ASSIGNMENT AND SUBCONTRACTING.

     CCI may not assign any of its rights or delegate any of its duties hereunder unless done pursuant to prior written consent of the City/County.

     CCI may subcontract portions of work to be performed by it under this Contract with the written consent of the City/County. City/County acknowledges that CCI has used and may in the future use contract programming consultants for temporary programming assistance. In the event CCI subcontracts portions of work to be performed by it under this contract, CCI shall remain responsible for all work performed by its subcontractors.

26.  CLAIMS.

     This Contract shall be construed according to the laws of Indiana. Any legal proceedings against the EAB or City/County regarding the EAB, RFI or any resultant contract shall be brought in Indiana's administrative, legislative, or judicial forums.

27.  CONTINUATION OF OPERATIONS DURING TRANSITION PERIOD.

     If, for any reason, this Contract shall be terminated, or upon expiration of the Contract without extension, or at the end of any extension, CCI shall, at the option of the City/County, continue to operate under this Contract as Network Manager in accordance with all terms and conditions of this Contract, together with any amendments or modifications in existence at such time, for a period of up to twelve (12) months from the time of expiration or notification of termination from the City/County to CCI, whichever occurs earlier. PROVIDED, HOWEVER, that if Network operations are incurring a net loss at that time, then CCI shall not be obligated to continue with such operations unless such loss is reimbursed promptly each month within thirty days of the previous month's end by City/County. The length of such transition period shall be mutually agreed in advance of its commencement.

     The intent of this provision is to insure continuation of Network operations while a successor Network Manager is chosen and installed.

28.  ENTIRE AGREEMENT.

     This Contract, including any documents incorporated by reference, constitutes the entire agreement of the parties and supersedes all other prior written or oral contracts between the parties with respect to the subject matter hereof. This Contract may be amended only by a writing signed by the parties thereto.

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29.  CONFIDENTIALITY.

     CCI, and its agents, employees and subcontractors, shall not disclose any information obtained from the City/County, or any DPE, as a result of this Contract except as approved the City/County or the appropriate DPE, and except as is necessary to fulfill the purpose of this contract.

30.  SEVERANCE.

     All the provisions, agreements and covenants contained herein are severable, and if any one of the aforementioned shall be held invalid by any competent court having jurisdiction herein, to the extent that the purpose of this Contract is not defeated, this Contract shall be interpreted as if such invalid provisions, agreements, or covenants were not contained therein.

31.  NON-COLLUSION CERTIFICATION.

     CCI certifies that there has been no collusion between CCI and any employee, officer, or agent of the City/County in the award of this Contract and that CCI, prior to the execution of this Contract, has caused an inquiry to be made of all interested employees, agents and representatives of CCI.

32.  FORCE MAJEURE.

     Neither City/County nor CCI will be responsible for any failure or delay in performance due in whole or in part to any act of God or other cause beyond their reasonable control. In the event that either party is unable to perform any of its obligations under this Contract, the party shall immediately give notice to the other party and shall use reasonable efforts to resume performance.

33.  CHANGES IN CITY/COUNTY DATA BASE.

     City/County shall notify CCI of planned, material changes in the City/County's computers, data bases or internal operations affecting CivicNet operations at least thirty (30) days prior to the implementation of said planned changes. City/County shall notify CCI as to unplanned or emergency changes to the City/County data bases as soon as practicable.

     City/County shall notify CCI of interruptions of access due to routine, scheduled maintenance at least forty-eight (48) hours prior to the interruption

     IN WITNESS to the agreement of the City/County and CCI, to all of the above terms and conditions, the respective governing bodies of the two organizations have approved the same and have authorized their chief executive officers and secretaries to affix their signatures below indicating such to be effective upon the 31st day of December, 1997.

     CITY-COUNTY INTERACTIVE, L.L.C.

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/s/ William F. Bradley, Jr.                            8/28/98
---------------------------                            -------
William F. Bradley, Jr.                                Date
President and CEO, Indian@ Interactive, Inc.,
General Manager of City-County Interactive, L.L.C.

ATTEST:

/s/ Kara Wagner                                        8/28/98
---------------                                        -------
Kara Wagner, Director of CivicNet                      Date


        CONSOLIDATED CITY OF INDIANAPOLIS/MARION COUNTY


/s/ William Dowden                                     8/31/98
------------------                                     -------
William Dowden, Chairman                               Date
Enhanced Access Board


/s/ Nadeen Biddinger                                   8/31/98
--------------------                                   -------
Nadeen Biddinger, Secretary                            Date
Enhanced Access Board


Approved:


/s/ Stephen Goldsmith                                  9/21/98
---------------------                                  -------
Stephen Goldsmith                                      Date
Mayor and Chief County Executive


Approved as to form and Legality:


/s/ Robert A. Borgmann                                 8/31/98
----------------------                                 -------
Robert A. Borgmann                                     Date
Assistant Corporation Counsel


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                     ADDENDUM TO CONTRACT FOR NETWORK SERVICES
          BETWEEN THE CONSOLIDATED CITY OF INDIANAPOLIS AND MARION COUNTY
                        AND CITY-COUNTY INTERACTIVE, L.L.C.

This Addendum modifies the CONTRACT FOR NETWORK SERVICES BETWEEN THE CONSOLIDATED CITY OF INDIANAPOLIS AND MARION COUNTY AND CITY-COUNTY INTERACTIVE, L.L.C., by making the following changes:

1.   TEMPORARY FUNDS TRANSFER FROM CITY/COUNTY TO CCI.

     The second paragraph of Section 24 TEMPORARY FUNDS TRANSFER FROM CITY/COUNTY TO CCI is hereby amended to read as follows:

          As an inducement to l@l to continue work on the Network despite CivicNet's current insolvency, EAB or City/County will provide a monetary transfer to l@l in the amount of $9000.00 per month, on the first of each month or partial month, commencing with the signing of the MOU through February 1, 1999. Prior to February 1, 1999, l@l shall provide to EAB CivcNet revenue and expense information in order for EAB to determine whether further subsidy should be considered.

2. In all other aspects, the terms and conditions set forth in the Professional Services Agreement shall remain the same.

CITY-COUNTY INTERACTIVE, L.L.C.



/s/William F. Bradley, Jr.                                       8-31-98
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William F. Bradley, Jr. ,                                        Date
President and CEO, Indian@ Interactive, Inc.,
General Manager of City-County Interactive, L.L.C.

ATTEST.


/s/Kara Wagner                                                   8-31-98
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Kara Wagner, Director of CivicNet                                Date


CONSOLIDATED CITY OF INDIANAPOLIS/MARION COUNTY



/s/William A. Dowden                                             8-31-98
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William Dowden,                                                  Date
Chairman Enhanced Access Board


/s/Nadeen Biddinger                                              8-31-98
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Nadeen Biddinger,                                                Date
Secretary Enhanced Access Board

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Approved:



/s/Stephen Goldsmith                                             8-31-98
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Stephen Goldsmith,                                               Date
Mayor and Chief County Executive

Approved as to form and Legality:



/s/Robert A. Borgmann                                            8-31-98
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Robert A. Borgmann                                               Date


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